Exhibit 10.5

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SYMBOL “[***]” IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN SO OMITTED.

PHARMACEUTICAL PRIME VENDOR AGREEMENT

THIS PHARMACEUTICAL PRIME VENDOR AGREEMENT (“Agreement”) is made and entered into as of the 1st day of January, 2015 (the “Effective Date”) by and between Omnicare, Inc. (“Omnicare”), a Delaware corporation with its principal place of business at 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, and McKesson Corporation (“Vendor”), a Delaware corporation with its principal place of business at One Post Street, San Francisco, California 94104. Omnicare and Vendor are sometimes herein referred to individually as a “Party,” and collectively and the “Parties.”

WHEREAS, Omnicare is a pharmacy chain which dispenses pharmaceuticals and related goods and services;

WHEREAS, Vendor is engaged in the wholesale distribution of pharmaceuticals and the provision of related goods and services; and

WHEREAS, Omnicare desires to engage Vendor as Omnicare’s Prime Vendor to sell and supply certain branded and generic pharmaceutical products to Omnicare’s owned and managed facilities, and Vendor desires to be so engaged as Omnicare’s Prime Vendor, and, all in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS. The following terms shall have the meanings ascribed to them:

“[***]” means [***].

“[***]” means [***].

“Branded Rx Product” means (a) product required under Section 503 of the Federal Food, Drug and Cosmetic Act to bear an “Rx Only” symbol and that are marketed under an FDA-approved New Drug Application, including Schedule II Narcotics, excluding Authorized Generics (Authorized Generics being defined as those Generic Pharmaceutical Products marketed under a New Drug Application) or (b) biologic product licensed under Section 351 of the Public Health Service Act and classified by the FDA as a brand prescription pharmaceutical.

“Confidential Information” has the meaning set forth in Section 12.3.

“Contract Price” means the cost for a Branded Rx Product or Generic Product, as applicable, determined pursuant to the pricing contract (to which Vendor has access) negotiated by Omnicare or the group purchasing organization to which it is a member and the manufacturer of the Product, provided that such manufacturer is an approved supplier of Vendor and has satisfied Vendor’s Minimum Manufacturer Requirements.

“Contract Product” means a Product for which Omnicare is entitled to a Contract Price (via a chargeback to be processed through Vendor).

“Contract Year” means the twelve month period commencing on the Effective Date.

“Controlled Substances” has the meaning set forth in Section 13.12

“[***]” means [***].

“CSMP Omit” means any suspension of shipments containing Products that are Controlled Substances triggered by the monitoring program implemented and managed by Vendor that establishes ordering thresholds for Controlled Substances and places a “stop” on orders which exceed such threshold.

“EFT” means electronic funds transfer.

“[***]” means [***].

“GCN” means the generic code sequence number or unique clinical formulation identification number assigned to each different combination of ingredient(s), strength, dosage form, and route of administration for a drug formulation. The GCN aggregates drug products that share like ingredient sets, route of administration, dosage form, and strength of drug but are marketed by multiple manufacturers.

“Generic Product” means (i) any Pharmaceutical Product sold pursuant to an abbreviated new drug application under the Federal Food, Drug and Cosmetics Act, and (ii) any “authorized generic drug” as such term is defined at 42 C.F.R. §447.506(a).

“Generic Units” means individual pills or tablets or capsules for oral solid medications and, for non-oral solids, the standard unit of measure as published in the compendia for which such dosage form is sold (i.e., each, milliliter or gram).

“[***]” means [***].

“[***]” means [***].

“[***]” means [***].

“Incremental Price Increase,” in the case of any price increase, excluding those price increases associated with adjustments in a current period relating to Generic Product purchases occurring in a past period, including corrections, change in estimates, and disputes, means the difference between (a) [***] immediately prior to the effective date of such increase and (b) [***] immediately following the effective date of such increase.

“Limited Distribution Product” means (i) any product for which a manufacturer has restricted the sale or distribution of such product through distribution channels other than wholesale pharmaceutical distributors or (ii) the product is unavailable to Vendor due to manufacturer selection of a difference sole source distributor.

“[***]” means [***].

“Manufacturer Unable to Supply” means items that are unable to be supplied due to the manufacturer’s continued inability to meet Vendor’s demand (i.e., typically greater than 3-5 business days).

“Minimum Manufacturer Requirements” means the minimum indemnification, insurance, pricing, credit and payment terms, supply capacity, service levels, and returned goods policies and other policies and standards applicable to a manufacturer or supplier of a product, required by Vendor in its discretion.

“NDC” means the specific 11-digit “National Drug Code” number that identifies the labeler, product, and trade package size with respect to a specific pharmaceutical product.

“Net” means net of all returns, rebates, allowances and all credits and adjustments issued (inclusive of Vendor processed credits for third party returns) and exclusive of drop shipped Product sales.

“[***]” means [***].

“Omnicare Facility” means a facility now or hereafter owned or controlled by Omnicare that orders, dispenses, handles, packages, repackages, stores or otherwise uses Pharmaceutical Products, including, but not limited to, a pharmacy, repackaging operation and/or warehouse location, and Omnicare Purchasing Company, L.P.; provided that any such facility of a class of trade other than long term care (e.g., specialty pharmacy) that comes under the ownership or control of Omnicare after the Effective Date shall not be included as an “Omnicare Facility” under this Agreement without the prior written consent of Vendor (which consent shall not be unreasonably withheld or delayed). A list of all current Omnicare Facilities is attached to this Agreement as Exhibit A attached. Upon the addition or deletion (e.g., sale or closure) of any Omnicare Facility, Omnicare shall give Vendor written notice of such addition or deletion on a quarterly basis, and Exhibit A will be deemed amended by such written notice. Omnicare shall provide Vendor with such information regarding new Omnicare Facilities as reasonably required to open a new account therefor.

“[***]” means [***].

“OneStop Product” means a Generic Product purchased through the OneStop Program.

“OneStop Program” means Vendor’s proprietary program for the distribution of Generic Products.

“OneStop Program Formulary” means the list of NDCs available for purchase by Omnicare through the OneStop Program formulary in the applicable current Contract Year, as such list may be modified from time-to-time in accordance with Section 2.6.2.

“[***]” means [***].

“[***]” means [***].

“Permitted Purchases” means (A) with respect to non-Generic Products, (i) purchases of [***], but only if and for so long as such purchase is pursuant to a contractual commitment [***]; (ii) purchases from [***]; (iii) purchases of [***] that are not currently Pharmaceutical Products but which after the Effective Date [***], but only if [***]; (iv) purchases of [***]; (v) purchases of [***]; (vi) purchases of [***] identified on Exhibit B annexed hereto and (vii) purchases of such [***] as may be mutually agreed upon in writing by the Parties; and (B) with respect to Generic Products: (i) purchases of [***] identified on Exhibit B annexed hereto, (ii) purchases from [***], (iii) purchases of [***] and (iv) purchases of such [***] as may be mutually agreed upon in writing by the Parties.

“Pharmaceutical Products” means Branded Rx Products, Generic Products, over-the-counter, prescription, and scheduled pharmaceuticals and related pharmaceutical products normally stocked by a wholesale pharmaceutical distributor.

“Prime Vendor” means the vendor for the purchase and supply of Pharmaceutical Products to Omnicare pursuant to the terms and conditions of this Agreement.

“[***]” means [***].

“Products” means collectively Pharmaceutical Products, Additional Products and any and all of the pharmaceutical products and related healthcare products available for sale from Vendor.

“Proprietary Generics Programs” means the OneStop Program, and Vendor’s Network Net and Multi-source programs.

“Service Level” has the meaning set forth in Section 6.1.

“[***]” means [***].

“[***]” means [***].

“[***]” mean [***].

“WAC” means the wholesaler’s acquisition cost at time of order confirmation.

2.	ENGAGEMENT AND PURCHASE COMMITMENT

2.1
Appointment of Vendor. Omnicare hereby engages Vendor as Omnicare’s Prime Vendor during the Term of this Agreement, and Vendor hereby agrees to be so engaged as Omnicare’s Prime Vendor, with respect to the sale and distribution of wholesale pharmaceuticals to the Omnicare Facilities, all in accordance with the terms and conditions of this Agreement.

2.2	Purchase Commitment. Omnicare will meet and maintain the following purchase commitments:

2.2.1
purchase from Vendor not less than [***] of its Net dollar volume of overall requirements for Branded Rx Products of Omnicare and the Omnicare Facilities, net of Permitted Purchases (“Brand Volume Net Purchase Percentage Requirement”).

2.2.2
purchase from Vendor, through Vendor’s OneStop Program, not less than [***] of its Net dollar volume of overall requirements for Generic Products of Omnicare and the Omnicare Facilities, net of Permitted Purchases (“Generic Volume Net Purchase Percentage Requirement”). [***].

2.2.3
Omnicare represents and warrants that its actual net generics spend for 2014 (annualized based upon the actual amounts from January 1, 2014 to November 30, 2014) shall have been an amount not less than [***] (the “2014 Generic Spend Target”). If Omnicare does not achieve the Brand Volume Net Purchase Percentage

Requirement, the Generic Volume Net Purchase Percentage Requirement or the 2014 Generic Spend Target, [***] by giving written notice to such effect to Omnicare. Following the giving of any such notice, the Parties shall negotiate in good faith with respect to [***]. If the Parties come to agreement [***]. To the extent the Parties cannot reach agreement, either Party may, at its election and as its sole remedy, submit the dispute for binding mediation subject to the provisions of Section 13.19 of the Agreement.

2.2.4
Omnicare shall not purchase Pharmaceutical Products from another vendor (including any wholesaler or manufacturer), except for (i) purchases that are Permitted Purchases, (ii) purchases in accordance with the operational transition plan contemplated by Schedule 2.2 (the “Transition Plan”) and (iii) purchases in amounts that would not cause Omnicare not to satisfy the requirement in this Section 2.2. For purposes of determining Omnicare’s compliance with the Brand Volume Net Purchase Percentage Requirement and Generic Volume Net Purchase Percentage Requirement, all purchases of Pharmaceutical Products from other vendors (including wholesalers and manufacturers) in accordance with the Transition Plan shall be included as if they were purchased from Vendor and/or Vendor’s One Stop Program (as applicable).

2.3	[***]. Provided that Omnicare is in compliance with the Generic Volume Net Purchase Percentage Requirement, Vendor shall [***]. If Vendor fails to [***] then Omnicare shall [***].

2.4	[***]

2.4.1	[***]

2.4.2	[***]

2.4.3	[***]

2.5	[***]

2.5.1
Schedule 2.5 contains of list of Products that Omnicare deems to be of critical nature to its business (“Critical Products”). In the event that there is a Manufacturer Unable to Supply with respect to a Critical Product, purchases of such unavailable Critical Products shall be deemed Permitted Purchases until the Manufacturer Unable to Supply has ended. [***]

2.5.2	[***]

2.6	OneStop Program.

2.6.1
Omnicare agrees to designate the OneStop Program as its primary source of Generic Products and, further, to participate in the program through the substitution procedures set forth in Section 5.2.2 (excluding the Vangard repackaging Omnicare Facility). The OneStop Program will be loaded in the primary position and Omnicare and/or GPO contract leads will be secondary to Generic Products ordered through the OneStop Program. Vendor shall provide Omnicare on a monthly basis a list of OneStop Products that will comprise the Omnicare OneStop Program Formulary. Vendor warrants that, as of the end of any calendar quarter, Omnicare’s OneStop Program Formulary will [***].

2.6.2	Vendor will control which NDCs comprise the OneStop Program Formulary and will provide Omnicare with any updates to the OneStop Program Formulary on a monthly basis. Notwithstanding the foregoing:

2.6.2.1	Omnicare may elect, in its discretion, whether to include [***] in the OneStop Program Formulary.

2.6.2.2	Omnicare shall [***], which shall be subject to Vendor’s approval (which will not be unreasonably withheld).

2.6.3
If the Omnicare OneStop Program Formulary fails to [***] as described in Section 2.6.1, then the Parties shall meet and attempt in good faith to negotiate any appropriate changes to the Generic Volume Net Purchase Percentage Requirement due to Vendor’s failure to meet the OneStop Program Formulary requirement. The Parties shall allow for a minimum of thirty (30) days to negotiate any agreed change. To the extent the Parties cannot reach agreement, Omnicare may, at its election and as its sole remedy, submit the dispute for mandatory mediation subject to the provisions of Section 13.19 of the Agreement.

2.7
Inventory Maintenance. Vendor reserves the right at all times to determine what Products it will offer for sale, stock or no longer carry in its inventory. For Products that it stocks or offers for sale to Omnicare, Vendor shall use best efforts to maintain on average thirty (30) days inventory of Products on hand, based on Omnicare’s historic purchases and volume requirements. This Agreement shall not apply to any products sold to Omnicare by Vendor’s subsidiaries, divisions, or other business operations other than Vendor’s US pharmaceutical distribution centers.

2.8
Product Continuity. Vendor and Omnicare agree that Product continuity and strategy are essential to Omnicare’s business and material to the Agreement. Vendor represents and warrants that it will make commercially reasonable efforts to ensure Product availability and continuity as set forth in this Agreement. Further to these representations and warranties, Vendor hereby covenants and agrees as follows:

2.8.1	Product Continuity

2.8.1.1	For the initial Contract Year, Vendor shall not [***] without Omnicare’s prior written consent.

2.8.1.2	[***]

2.8.1.3	For each Contract Year thereafter, Vendor shall make commercially reasonable efforts to ensure year over year Product continuity on an NDC basis for [***].

2.8.1.4	On a quarterly basis, Omnicare shall provide Vendor with a schedule of [***].

2.8.1.5	Vendor shall use [***] for purposes of any Request for Proposal to manufacturers for the initial Contract year and each Contract Year thereafter.

2.8.1.6	For each Contract Year after the initial Contract Year, Vendor shall ensure [***].

2.8.2	Strategic Products

2.8.2.1	Vendor shall make all reasonable efforts to ensure cooperation with Omnicare on key strategic Products.

2.8.2.2	On a quarterly basis, Omnicare shall provide Vendor with a schedule of [***].

2.8.2.3	Vendor shall use all best efforts to [***].

2.8.2.4	Vendor shall use [***] for purposes of any Request for Proposal to manufacturers for the following Contract Year.

2.8.2.5	Vendor shall ensure [***].

3.	TERM AND TERMINATION

3.1
Term. This Agreement shall have an initial term of three (3) years commencing as of the Effective Date and expiring on the calendar day immediately prior to the third (3rd) anniversary of the Effective Date (the “Initial Term”). This Agreement shall automatically renew for not more than two (2) additional one-year periods (a “Renewal Term”), unless either Party provides one hundred eighty (180) days’ advance written notice of its intent not to renew prior to the end of the expiration of the Initial Term or current Renewal Term, as the case may be.

3.2	Termination. This Agreement may be terminated prior to its expiration only as follows:

3.2.1	By Omnicare. Omnicare shall have the right to terminate this Agreement as follows:

3.2.1.1
immediately upon written notice to Vendor if Vendor’s order management systems fail to perform the ordering functions to Omnicare’s reasonable satisfaction for a period of fifteen (15) consecutive days or more;

3.2.1.2	in accordance with Sections 13.1, 13.3, or 13.5;

3.2.1.3
immediately upon written notice to Vendor upon the closing or consummation of any transaction whereby (i) Vendor sells, divests or otherwise transfers all or substantially all of its assets to any person or entity that is not controlling, controlled by, or under common control with Vendor, or (ii) there is a Change in Control of Vendor. For the purposes of this Agreement, a “Change in Control” shall mean a merger, consolidation or other corporate reorganization following which fifty percent (50%) or more of the outstanding Vendor stock or voting power is owned by a person(s) or entity(ies) other than the owners immediately prior to such event;

3.2.1.4
upon sixty (60) days’ advance written notice to Vendor upon the closing or consummation of a transaction whereby (i) Omnicare sells, divests or otherwise transfers a material portion of its assets or operations to any person or entity that is not controlling, controlled by, or under common control with Omnicare, or (ii) there is a Change in Control of Omnicare; provided, that the right to deliver such termination notice by Omnicare or its successor in interest shall expire on the one hundred eightieth (180th) day following the closing or consummation of any such transaction; or

3.2.1.5
on ninety (90) days’ prior written notice to Vendor if Vendor directly or indirectly acquires or otherwise becomes responsible or capable of making business or operational decisions for any company or organization one of whose principal businesses is owning or operating long-term care pharmacies in the United States, that compete, directly or indirectly, with Omnicare in the United States; unless, in each case (i) operation of such business is ancillary to Vendor’s principal intention in acquiring such company and (ii) Vendor in good faith offers Omnicare the opportunity to acquire such long-term care pharmacies from Vendor at their fair market value.

3.2.2	By Vendor. Vendor shall have the right to terminate this Agreement as provided in Sections 13.1, 13.3 and 13.5 of this Agreement.

3.2.3	By Either Party. Either Party shall have right to terminate this Agreement as follows:

3.2.3.1	the other Party has failed to make a payment when due hereunder, and such payment has not been made within twenty (20) days following written notice of such failure to make a payment when due;

3.2.3.2
the other Party (the “Breaching Party”) is in material breach of this Agreement, and such breach is not cured within forty-five (45) days following written notice of such breach to the Breaching Party;

3.2.3.3	immediately upon written notice to the other Party in the event it winds up, liquidates, or dissolves; or

3.2.3.4
immediately upon written notice to the other Party in the event (i) it voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or (ii) it is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

3.3	Continuing Obligations.

3.3.1
In the event of a termination hereunder the liability of each Party for obligations incurred prior to the effective termination or expiration date, and any associated finance charges, costs of collection, reasonable attorneys’ fees and late payment fees, shall survive termination.

3.3.2
Survival. The following provisions of this Agreement will survive termination or expiration of this Agreement in accordance with their terms: Section 2.3 ([***]), Section 3.3 (Continuing Obligations), Section 4.4 (Audit), 4.5.6 (Late Payment Fees), Section 4.6 (Reporting of Discounts and Rebates), Section 12 (Confidential Information), and Sections 13.2 (Severability), 13.3 (Notices), 13.5 (Amendments and Waivers), 13.8 (Relationship of Parties), 13.9 (Antikickback Compliance), 13.10 (Construction of Agreement), 13.12 (Governing Law), 13.13 (Entire Agreement), 13.14 (Punitive Damages) and Section 13.19 (Binding Mediation), and, with respect to Products ordered and shipped during the Term of this Agreement, Section 4.5.3 (Payment Terms), Section 4.5.5 (Right to Change Payment Terms), Section 5.5 (Returned Goods), Section 5.6 (Product Warranty; Authorized Distributor/Pedigree).

4.	PRICING AND PAYMENT

4.1
Pricing. Subject to Subsection 4.2 below, Vendor shall distribute and sell Products to Omnicare Facilities in accordance with, and subject to the terms and conditions of, the pricing provisions set forth at Schedule 4.1.

4.1
Taxes. The foregoing pricing does not include any applicable sales, use, business and occupation, or other taxes on the sale of Products hereunder (other than taxes on Vendor’s net income), which may be added to the pricing of Products sold to Omnicare Facilities upon not less than ninety (90) days advance written notice from Vendor to Omnicare.

4.2
Buying Group Administrative Fees. The foregoing pricing does not include any buying group administrative fees. No administrative fee relating to purchases made pursuant to this Agreement will be paid by Vendor to Omnicare or a group purchasing organization in which Omnicare is a participating member.

4.3
Audit Right. Each Party shall have the right, not to exceed one (1) time each Contract Year with sixty (60) days’ advance written notice to the audited Party, to audit and inspect its applicable materials and records pertaining to the performance of the audited Party’s compliance with its obligations under this Agreement, as more fully described in Schedule 4.4.

4.5	Credit and Payment

4.5.1
Invoices. Vendor will invoice direct to Omnicare for all Products ordered and shipped. Invoices will not be dated prior to the date of actual shipment. Omnicare shall be responsible for payment of goods and services provided by Vendor to Omnicare.

4.5.2	Invoice Format. Invoices shall be in one of Vendor’s’ standard forms approved by Omnicare.

4.5.3	Payment Terms. The following payment term for Products covered by this Agreement is available to Omnicare.

4.5.3.1
[***] Payment Terms. Invoices dated from the [***] are due and payable on the [***]. Invoices dated from the [***] are due and payable on the [***]. Payment is required via ACH or other EFT acceptable to Vendor.

4.5.3.2	Other Payment Terms: As mutually agreed by the Parties, subject to Omnicare financial condition adequate to support such other payment terms.

4.5.4
For purposes of this Agreement, “due and payable” means that Omnicare shall make any payments due hereunder on such date as shall be required to provide Vendor with good funds in hand on the designated due dates specified in this Section 4.5.

4.5.5
Right to Change Payment Terms. Without limiting Vendor’s rights under this Agreement or applicable law, which rights are hereby expressly reserved, Vendor reserves the right in its reasonable discretion to change a payment term or limit total credit, if Omnicare fails to make any payment in accordance with the terms of this Agreement, except for Excused Late Payments. “Excused Late Payments” shall mean payments made during the [***] following written notice to Omnicare of a failure to make payment when required pursuant to the terms of this Agreement, provided that the Excused Late Payments [***].

4.5.6
Late Payment Fees. Payment by either Party other than as stated may result in a late payment fee equal to LIBOR plus [***] basis points per annum (or the maximum amount permissible under applicable law, if lower) for every invoice or statement past due. A Party imposing a late payment fee shall provide courtesy notification to the other Party of such fee and the specific payment to which it relates (such notice by Vendor shall be deemed sufficient if made via fax or email to the attention of the primary Omnicare business point of contact or Omnicare’s Chief Financial Officer) within ten (10) days of the late payment. The late payment fee shall be calculated on the basis [***]. Upon the applicable Party’s request, the late payment fee shall be payable in arrears on the 15th and 30th of each month.

4.5.7
Deferral for Shortages. Omnicare may defer payment with respect to any shipment from Vendor that contains fewer units of any Product than the number billed for in the applicable invoice in an amount equal to such difference, but only if Omnicare has notified Vendor of such shortage within three (3) business days receipt of the shipment. Omnicare will cooperate with Vendor to verify any such shortages. In the event Omnicare receives a shipment that contains more units of any Product than the number billed for in the applicable invoice, then Omnicare will promptly notify Vendor and Omnicare will return the excess Product in accordance with Vendor’s instructions.

4.5.8	Weekends and Holidays. If the payment due date for any payment to be made by Omnicare hereunder falls on a weekend day or holiday, payment is due and payable on the next following business day.

4.5.9	[***]

4.6
Reporting of Discounts and Rebates. The discounts extended and rebates paid pursuant to this Agreement are price reductions for purposes of 42 U.S.C. § 1320a – 7b(b)(3)(A), and will be reported and disclosed consistent with Section 13.9.

4.7
Setoff. Without limiting any other Section of the Agreement, upon written notice, each Party shall be entitled at all times to set off any amount due and payable by the other Party that remains uncured for fifteen (15) or more days following expiration of any cure periods set forth herein against any rebates, credits or adjustments payable under this Agreement.

4.8	[***]

4.8.1	[***]

4.8.2	[***]

5.	DISTRIBUTION SERVICES

5.1	Agreement to Distribute. Subject to the pricing and other terms and conditions of this Agreement:

5.1.1
Distribution. Vendor shall sell and distribute all Pharmaceutical Products (whether over-the-counter, prescription, or scheduled pharmaceuticals) and related healthcare products normally stocked by a wholesale pharmaceutical distributor to eligible Omnicare Facilities.

5.1.2
Repackaging Facility. Vendor shall use commercially reasonable efforts to deliver to Omnicare’s Vangard repackaging facility Pharmaceutical Products with the same lot and expiration date for each individual Pharmaceutical Product ordered, unless otherwise approved by the Omnicare Facility, and only to the extent manufacturers and/or vendors currently deliver the same lot and expiration date for specified Pharmaceutical Products. In the event Vendor is unable to deliver the same lot and expiration date for each individual Pharmaceutical Product ordered, Vendor shall notify Omnicare in advance in accordance with Section 5.2.2.1 below.

5.2	Ordering.

5.2.1
Electronic Transmission. All Omnicare Facilities purchasing Products hereunder shall transmit their orders electronically via Vendor’s toll-free order entry system, electronic data interchange or other methods as mutually agreed upon. Vendor shall require all non-warehouse Omnicare Facilities to submit orders for Controlled Substances via the Controlled Substance Ordering System (CSOS).

5.2.2	Ordering Logic; Product Substitutions.

5.2.2.1	[***]

5.2.2.2	[***]

5.2.2.3	[***]

5.2.2.4
For any Permitted Substitution, Vendor will invoice the Generic equivalent at its listed price and provide Omnicare with a rebate in an amount equal to the difference between the [***] for the OneStop Product and the Cost of the Generic equivalent. In the event Vendor is unable to substitute a Generic equivalent for such unavailable OneStop Product order, Omnicare will not be entitled to the OneStop Product price for such non-OneStop Product items; however, to the extent Omnicare must purchase the item from a different wholesaler or manufacturer, such purchase will be deemed a Permitted Purchase.

5.3	Delivery.

5.3.1
Scheduled Deliveries. Vendor will make one (1) delivery per day, Monday through Friday (excluding holidays), to each of the Omnicare Facilities. Vendor will make all Monday – Friday regular deliveries to Omnicare no later than 10:00 am local time. Omnicare or the individual Omnicare location may charge Vendor [***] for any delivery that is delivered later than [***] local time and [***] for any wrong shipment.

5.3.2
Order Transmission Times. Orders transmitted to Vendor by the local distribution center’s order transmission deadline shall be delivered on the next business day. Order cut off time for transmissions Sunday through Friday shall be no earlier than 7:00 pm local time.

5.3.3	F.O.B. All deliveries of Products will be F.O.B. destination to the Omnicare Facilities within the United States at their respective addresses set forth on Exhibit A.

5.3.4	Transportation. Vendor may make deliveries to Omnicare Facilities by Vendor’s trucks, common carriers or other means selected by Vendor.

5.3.5
Emergency Service. Vendor shall provide emergency service twenty-four (24) hours per day, seven (7) days per week. Vendor shall make available to each Omnicare Facility emergency telephone and pager numbers for primary and secondary contacts at each distribution center that services such Omnicare Facility. Extraordinary delivery costs (e.g., air freight shipments and after hours delivery services) will be at the expense of the Omnicare Facility. Each Omnicare Facility will be allowed [***], and [***], [***]. Each [***] will be subject to the fee table below:

Via:	Fee:
Will Call	[***]
Ground	[***]
Two Day	[***]
Overnight	[***]

*Note: There are restrictions on hazardous items (which are shipped via ground courier) and Controlled Substances (which must be filled by the primary Distribution Center).

5.3.6
Disaster Plan. Vendor has a plan to provide for delivery in the event of a natural disaster. Vendor’s local distribution center will assist the Omnicare Facility in developing and implementing a custom procurement plan to respond to natural disasters that affect such Omnicare Facility and/or such distribution center.

5.3.7
Shipping Regulations. Shipments will be in accordance with all applicable regulations and packaging requirements. Cytotoxic agents are shipped in special plastic wrapped bags with special oncology logo attached for identification purposes. All Products that are temperature sensitive will be shipped with the appropriate protective packaging.

5.3.8
Order Separation by Department or Cost Center. Vendor shall deliver Product to an Omnicare facility sorted by the designated departments if Omnicare transmits orders separated by department via Vendor’s electronic ordering system.

5.4
Returned Goods. Subject to any applicable federal and/or state law, rule or regulation, Vendor will process returned goods for items purchased by Omnicare from Vendor, in accordance with the Returned Goods Policy set forth at Exhibit C attached.

5.5
Recall. If Vendor is made aware of a Product recall impacting Products distributed to an Omnicare Facility, Vendor shall provide notice to Omnicare Facilities (which notice may be made through Vendor’s online ordering system) within one (1) business day after Vendor has received confirmation of the relevant details of such recall from the applicable supplier.  This section does not apply to recalls that are only at the wholesale level. Any recalled Product returned to Vendor shall be subject to the Returned Goods Policy set forth at Exhibit C attached.

5.6
Product Warranty; Authorized Distributor/Pedigree. Vendor warrants and guarantees to Omnicare that as of the date of delivery, the Products will not be adulterated, misbranded or counterfeit drugs within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq., as amended (the “Act”) and in effect at the time of such delivery or within the meaning of any applicable state or municipal law and such Product is not, at the time of such delivery, merchandise which may not be introduced into interstate commerce under the provisions of Sections 404 or 405 of the Act (21 U.S.C. 344 and 355). Without limitation of the foregoing, Vendor warrants and guarantees that each Product will be handled by it in compliance with all applicable legal requirements and such applicable manufacturer specifications to the extent communicated from manufacturer to Vendor (including, without limitation, appropriate temperature control.) Vendor further warrants and guarantees to

Omnicare that Vendor is, and at all times during the Term of this Agreement will be, an authorized distributor of record for each of the Products and will, unless otherwise agreed in writing by the Parties, deliver the Products with any legally required pedigree in compliance with the Prescription Drug Marketing Act (“PDMA”), which added section 503(e) to the Food, Drug, and Cosmetic Act (21 U.S.C. 353(e)), applicable regulations set forth at 21 C.F.R Part 203.50 and all applicable State laws.

6.	SERVICE LEVEL

6.1	Service Level Requirement.

6.1.1
Vendor shall at all times during the Term of this Agreement maintain a [***]% line adjusted Service Level on all of Omnicare’s items. Vendor shall deliver to Omnicare a monthly written report showing its line adjusted Service Level for each calendar month of the Term, including a detailed calculation of same, not later than thirty (30) days after the end of each such month. “Service Level” is defined as the total number of lines shipped for each such type of Products divided by the total number of lines of such type of Products ordered, minus the following exclusions:

(a)	Manufacturer Unable to Supply

(b)	Products not stocked by Vendor

(c)	All discontinued items or items recalled by manufacturer

(d)	Product reordered within 48 hours of an original shortage

(e)	Products whose usage exceed 150% of the most recent average without notice

(f)	Products supplied through alternate source or product substitution delivered by the following day.

(g)	CSMP Omits

(h)	Products subject to orders that Vendor is unable to fulfill where Omnicare did not approve a Substitution Request

6.1.2	Partial lines will be counted as the actual percentage of the line filled (e.g., 6 of 10 equal 60% of the line).

6.1.3
Vendor will validate with the manufacturer the reason of the shortage (e.g., production delays, quality control issues, raw material shortages, discontinuation of product, and/or recalls) and expected resolution to the Manufacturer Unable to Supply.

6.2	Penalty for Failure to Comply.

6.2.1
Credits. In the event Vendor fails to maintain the required Service Level [***], Vendor will credit such Omnicare Facility in an amount equal to [***]. So long as Vendor is current in the crediting of such amounts, such failure shall not in itself constitute a default hereunder.

6.2.2
Substitute Product Purchases. Any and all Permitted Substitution purchases made by Omnicare shall apply in their entirety to the Generic Volume Net Purchase Percentage Requirement. For clarity, if Omnicare does not approve a Substitution Request and, as a result, Vendor is unable to supply the subject OneStop Product in a timely fashion, Omnicare may source such Product itself, however such acquisition will be considered outside of the Generic Volume Net Purchase Percentage Requirement.

6.3	Implementation of New or Newly Acquired Omnicare Facilities. New or newly acquired Omnicare Facilities [***] of (i) [***] and (ii) such [***].

7.	CONTRACT MANAGEMENT

7.1
Manufacturer Contracts. Vendor shall service all manufacturers’ contracts negotiated by Omnicare, provided such manufacturers are approved suppliers of Vendor that have satisfied its indemnification, insurance and other corporate requirements. Products will be supplied at Cost as set forth in Schedule 4.1 and further reduced by any discount that may be separately negotiated by Omnicare.

7.2
GPO Contract Loading. Vendor is able to [***]. Vendor will [***]. Vendor will load the files electronically or manually depending on the medium in which the bid file data is furnished to Vendor. All [***].

7.3
Initial Loading of Contracts. Vendor shall have up to ten (10) days to perform the initial loading of a group purchasing organization contract from receipt of the notification from the group purchasing organization. Thereafter, Vendor will load supplier contract updates within two (2) business days after the applicable bid file data is furnished to Vendor by Omnicare’s group purchasing organization and confirmed by the supplier.

7.4
Supplier Contract Eligibility. An Omnicare Facility’s eligibility for participation under a supplier contract must be authorized by the supplier, Omnicare and/or Omnicare’s group purchasing organization before the contract is loaded by Vendor for such Omnicare Facility. Each Omnicare Facility and Omnicare shall be liable for unpaid chargebacks resulting from eligibility and/or pricing issues. Omnicare is also responsible for denied chargebacks due to the lack of proper notification of group membership.

7.5
Supplier Bankruptcy. In the event a supplier: (i) makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or if a receiver or trustee is appointed with respect to a substantial part of the supplier’s property or a proceeding is commenced against it which will substantially impair its ability to pay on chargebacks; or (ii) otherwise defaults in the payment of chargebacks to Vendor, Omnicare shall be invoiced and become liable for the unpaid chargebacks allocable to its purchases from such supplier.

7.6
Prices and Price Files. The Vendor contract pricing specialist assigned to Omnicare will [***] to address price file accuracy. Omnicare will submit to Vendor [***]. Omnicare will [***] to submit all claims for such credits and any other documentation related to the pricing discrepancy [***]. With the data received from Omnicare, Vendor will [***]. All discrepancies between Omnicare’s information and the Vendor file information will be [***].

7.7
Contract Pricing Discrepancy. Should pricing information from Omnicare and Vendor contract pricing file conflict, Vendor shall so notify Omnicare in writing within three (3) business days and provide to Omnicare the sourcing materials upon which Vendor’s pricing information is based. Should Omnicare disagree with the materials provided by Vendor, the documentation from the manufacturer shall take precedence. Omnicare shall have the right to directly contact the manufacturer for verification of contract pricing.

7.8
Credit Processing. As a result of Vendor research, if credit is required to correct a contract pricing error, Vendor will complete this process within fifteen (15) days of verification of the correct price.

7.9
Credit for Contract Pricing Error. Vendor will credit Omnicare for all price errors that are validated during this fifteen (15) day period; in the event that Vendor is unable to complete its research within the fifteen (15) day period, Vendor will reimburse Omnicare for the reported price discrepancies. Such credit will be offset by researched and reconciled add bills from denied chargebacks by manufacturers and approved for payment according to the then current payment terms if the dollar amount of add bills exceed credit and re-bills.

7.10
Changes in Membership. Omnicare shall be responsible for notifying suppliers and Vendor of any change in membership. Each Omnicare Facility’s membership must be authorized by the supplier and the group purchasing organization before contracts are loaded to the account. (Notification should be sent to the National Processing Center, McKesson Health Systems, 1220 Senlac, Carrollton, TX 75006.) The membership notification process can be set up for electronic transmission.

7.11	Pricing Verification. When requested by Omnicare, Vendor will provide reasonable pricing verification and/or proof of delivery for shipments pursuant to a bona fide request by Omnicare.

8.	ORDERING EQUIPMENT AND REPORTS

8.1
Hand Held Units. Two (2) hand held electronic order entry unit (Texlon or similar unit reasonably satisfactory to Omnicare) (“Hand Held Unit”) with a bar code scanning wand will be supplied by Vendor to each Omnicare Facility at no charge upon such Omnicare Facility’s request. Additional Hand Held Units are available for Thirty-Five Dollars upon request and subject to reasonable approval by Vendor. To accommodate annual physical inventories, a reasonable number of additional Hand Held Units will be loaned to Omnicare Facilities by Vendor at no charge for a 3-week period, not to exceed four (4) such requests per year.

8.2
Proprietary Online Systems. McKesson Connect shall be provided to each Omnicare Facility at no charge and shall be subject to a separate license agreement between the Parties governing use and maintenance.

8.3	Headquarters Access to Systems. Vendor shall provide Omnicare’s corporate headquarters with access to the Vendor’s systems for corporate office management reporting.

8.4
Title to Hardware. Vendor shall retain title to all hardware provided hereunder and Omnicare Facilities shall return same to Vendor upon the earlier of termination of this Agreement or termination of such Omnicare Facility’s use of Vendor as the Prime Vendor.

8.5
Replacement Systems. In the event Vendor discontinues use of any of its proprietary systems during the Term of this Agreement, and replaces it with another service offering, Vendor will promptly make such replacement offering available to Omnicare Facilities at no charge.

8.6	Shelf Labels and Price Stickers. Vendor will supply each Omnicare Facility with bar-coded shelf labels and price stickers at no charge via the McKesson Connect functionality.

9.	ACCOUNT MANAGEMENT

9.1
Account Manager. Vendor shall furnish to all Omnicare Facilities a professional account manager knowledgeable in the various aspects of pharmacy purchasing to assist on an as-necessary basis in inventory control and management, ordering processes and problem solving. Upon request, Vendor shall be required to provide a dedicated professional account manager, at a vice president level (or comparable business level), resident in Omnicare’s corporate office to assist on an enterprise-wide basis. Routine visits shall be made monthly unless otherwise determined between Vendor and the Omnicare Facility. Business planning and review meetings will be scheduled quarterly.

9.2
Quarterly Business Reviews. Subject to Schedule 2.2, unless otherwise agreed to by the Parties, Omnicare and Vendor shall conduct quarterly business reviews to include appropriate management and maintain focus on the critical metrics of performance within the scope of this Agreement, and the key initiatives for the success of both organizations.

10.	OMNICARE’S REPRESENTATION

10.1
Own Use. Omnicare represents and warrants that all Products purchased by Omnicare Facilities are purchased for dispensing to patients of such Omnicare Facilities or for such patients’ own use and, further, shall not be resold or used for any other purpose.

11.	[***]

11.1	[***]

11.2	[***]

11.3	[***]

12.	CONFIDENTIAL INFORMATION

12.1
Confidentiality. Each Party (the “Receiving Party”) acknowledges and agrees that in the performance of its duties and responsibilities under the Agreement it may receive or have access to the Confidential Information (as defined below) of the other Party (the “Disclosing Party”). The Receiving Party shall hold all Confidential Information of the Disclosing Party in strict confidence, and shall not disclose any such Confidential Information to any third party, at any time during the Term of this Agreement and for a period of five (5) years following the termination of this Agreement, with or without cause. The provisions of this Section 12.1 shall not apply to the extent that such Confidential Information (i) is in the public domain through no fault of the Receiving Party, (ii) is lawfully acquired by the Receiving Party from a third party under no obligation of confidentiality to the Disclosing Party, or (iii) is required by applicable Law by any governmental or judicial body to be disclosed; provided, however, that upon receiving notice of a required disclosure under this clause (iii), the Receiving Party shall promptly notify the Disclosing Party of such required disclosure in writing and allow the Disclosing Party a reasonable opportunity to request confidential treatment of such information. Notwithstanding the provisions of the immediately preceding sentence, in no event shall the Receiving Party be obligated to notify the Disclosing Party of any required disclosure under clause (iii) of such sentence to the extent such disclosure relates to (1) the reporting or disclosure of any information necessary or appropriate to comply with the provisions of Section 13.10, including any safe harbor requirements relative to discounts or other reductions in price or (2) the reporting or disclosure of any information that could potentially violate any court order under seal or the like. Such Confidential Information shall not otherwise be used to the detriment of the Disclosing Party in any manner and all Confidential Information provided by the Disclosing Party to the Receiving Party, including all copies and extracts thereof, will be returned to the Disclosing Party immediately upon its request.

12.2
For clarity, each Party may (i) disclose Confidential Information to its employees or contractors solely to the extent that they need to know such Confidential Information for the purposes of this Agreement, and who are bound by confidentiality terms with respect to that Confidential Information no less restrictive than those contained in Section 12.1; and (ii) use Confidential Information only for the purpose of performing its obligations under this Agreement.

12.3
For purposes of this Agreement, the term “Confidential Information” shall mean any and all confidential and proprietary information relating to the business and operation of the Disclosing Party, including but not limited to information with respect to the Disclosing Party’s existing and contemplated services, products, trade secrets, know how, research and development, formulas, models, compilations, processes, inventions, computer code generated or developed, software or programs, related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, patients, patient records and data, and other confidential information relating to the Disclosing Party’s policies and procedures, operating strategies, expansion strategies or business strategies or other confidential or proprietary information of the Disclosing Party. In addition, the subject matter and results of any audit conducted pursuant to Section 4.4 and any mediation conducted pursuant to Section 13.19 shall constitute Confidential Information and the Parties shall require that any third party engaged to manage any such audit or mediation shall enter into an agreement obligating such party to keep confidential and not to disclose all information disclosed or made available in connection therewith.

12.4	Notwithstanding anything to the contrary, Omnicare expressly agrees that Vendor may:

12.4.1	[***]

12.4.2	[***]

12.5
Injunctive Relief. Each Party agrees that in the event of any breach by a Party (the “Violating Party”) of any of its covenants or agreements contained in this Section 12.1, the other Party (the “Non-Violating Party”) would suffer substantial and irrevocable damage and would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Non-Violating Party as a result of such breach, and the Non-Violating Party would not have an adequate remedy at law in such event and, therefore, in addition to any other remedy the Non-Violating Party may have at law or in equity in the event of any such breach, the Non-Violating Party shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from any breach of any of the covenants or agreements of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

13.	MISCELLANEOUS

13.1	External Event.

13.1.1
For purposes of this Section 13.1, an “External Event” shall mean an event or series of events [***], that has had [***]. An External Event shall be limited to [***]. In response to an External Event, [***]. The [***] shall identify [***], all of which shall be set forth in reasonable detail. Omnicare shall have the right, by written notice given [***]. Omnicare shall [***]. As soon as practicable after receipt [***].

13.1.2	[***], prior to any Party filing a lawsuit or legal action hereunder, the matter shall be settled in accordance with the dispute resolution procedures set forth in Section 13.1.3 below.

13.1.3
Each Party agrees that prior to filing any lawsuit or other legal action against the other Party regarding such issue or dispute arising out of or otherwise relating to this Section 13.1, the Parties shall participate in an expedited, non-binding mediation conducted in accordance with the mediation rules of JAMS, Inc. (“JAMS”). A Party shall initiate such mediation by submitting a request for mediation (“Mediation Request”) to the JAMS and the other Party by hand delivery and/or facsimile. Within ten (10) days thereafter, the Parties shall agree upon a single mediator to conduct the mediation or, if they are unable to agree request the JAMS to make the appointment. The mediation shall be conducted in a location within the continental United States selected by the Party not requesting mediation and, absent a written waiver executed by both Parties, shall be completed within thirty-five (35) days after either Party first submits a Mediation Request. All mediation fees payable to the JAMS shall be shared equally between the Parties.

13.2
Assignment. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that Omnicare may assign its rights and obligations under this Agreement, without the prior written consent of Vendor, to a successor to Omnicare’s business by reason of merger, sale of all or substantially all of Omnicare’s assets or similar transaction if such successor meets Vendor’s reasonable credit requirements; provided, further, however, that Vendor may assign its rights and obligations under this Agreement, without the prior written consent of Omnicare, to a subsidiary or parent of Vendor (but in such event Vendor shall remain primarily liable for any nonperformance of this Agreement by its assignee unless otherwise agreed to by Omnicare). If Omnicare attempts to sell, divest or transfer any of its assets or operations to an unaffiliated third party, then provided that such acquirer meets Vendor’s reasonable credit requirements and Product volume/mix commitment, Vendor agrees to enter into a new prime vendor agreement with the acquirer with the same [***] set forth in Schedule 4.1 for a period not to exceed [***] and further agrees to negotiate in good faith with such acquirer pricing [***].

13.3
Severability. If all or part of a provision of this Agreement is found illegal or unenforceable in a respect not material to either Party, it will be enforced to the maximum extent permissible, and the legality and enforceability of the remainder of that provision and all other provisions of this Agreement will not be affected. If all or part of a provision of this Agreement is found illegal or unenforceable in a respect material to either Party, it will also be enforced to the maximum extent permissible, and the legality and enforceability of the remainder of that provision and all other provisions of this Agreement will not be affected; provided, that the Parties shall negotiate in good faith to replace such illegal or unenforceable provision with a provision which is legal and enforceable and achieves the same objective to the greatest extent possible; provided, further, that if the Parties are unable to reach agreement upon such a replacement provision within thirty (30) days after the provision in question is declared illegal or unenforceable, any Party materially and adversely affected by such determination shall be entitled to terminate this Agreement by giving the other Party not less than sixty (60) days’ written notice of termination.

13.4
Notices. Any notice, demand, request, consent, or approval required or permitted hereunder shall be in writing, will reference this Agreement, and shall be delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by facsimile or (iv) by overnight courier, to the address indicated below or to such other address as may be designated in writing by either Party from time to time:

If to Vendor:

McKesson Corporation
One Post Street, 28th Floor
San Francisco, CA 94104
Attention: Director Deal Development
Fax: (415) 983-8650

With a copy to:

Law Department
One Post Street, 33rd Floor
San Francisco, CA 94104
Attention: Lead Counsel, McKesson Health Systems
Fax: (415) 983-9369

If to Omnicare, Inc.:

Omnicare, Inc.
900 Omnicare Center
201 E. Fourth Street

Cincinnati, Ohio 45202
Attention:    Senior Vice President, Strategic Sourcing
Fax: (513) 719-2621
Phone: (513) 719-2600

With a copy to:

General Counsel
Omnicare, Inc.
900 Omnicare Center
201 E. Fourth Street
Cincinnati, Ohio 45202
Fax: (513) 719-2621
Phone: (513) 719-2600

All such communications shall be deemed to have been received by the intended recipient (i) three (3) business days following deposit in the United States Mail if sent by certified mail, (ii) on the day actually received if delivered personally, (iii) if sent by facsimile, when complete transmission to the recipient is confirmed by the sender’s facsimile machine, or (iv) on the next business day if sent by overnight courier.

13.5
Force Majeure. Neither Party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service which is caused, directly or indirectly, by acts of God, military authority, governmental authority, acts of public enemy, terrorism, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery or supplies, shortage of materials, vandalism, strikes of the employees of any unaffiliated third party, or other work interruptions beyond the reasonable control of either Party and, for clarity, such failure or delay will not constitute a breach of this Agreement.. However, both Parties shall make good faith efforts to perform their respective obligations under this Agreement in the event of any such circumstances. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that Vendor’s failure to supply Products is excused pursuant to this Section, during the period of non-performance contemplated herein (i) Omnicare shall be entitled to obtain Products from one or more alternate suppliers to the extent Vendor is unable to supply such items, and (ii) if such nonperformance results in Omnicare failing to satisfy any commitment or condition hereunder, Omnicare shall not be deemed to have failed to satisfy such commitment or condition. Upon the termination of any force majeure event, each Party’s duties and obligations under this Agreement shall simultaneously and automatically resume. In the event that a Party’s non-performance pursuant to this Section continues for more than sixty (60) days and such non-performance is material with respect to this Agreement to the other Party, the other Party may terminate this Agreement by giving written notice of termination to the other Party.

13.6
Amendments and Waivers. No amendment of any provision of this Agreement, and no postponement, or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement, or waiver is in writing and signed by or on behalf of both Parties. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement, or waiver. No failure or delay on the part of a Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.7
Publicity. Following the execution of this Agreement, the Parties may issue a joint press release or other public announcement regarding the execution of this Agreement, in such form as mutually agreed by the Parties. No other public announcement or press release regarding this Agreement or the activities performed under this Agreement shall be made by either Party except as may be required, following consultation with independent counsel to such Party, in order to comply with applicable securities laws or otherwise with the prior written consent of the other Party. In the event that either Party is required to file this Agreement as an exhibit to one of its periodic reports under the Securities Exchange Act of 1934, as amended, the filing Party will, in good faith and prior to filing, consult with the other Party (and consider in good faith the reasonable input of the other Party) to obtain confidential information treatment for those portions of this Agreement the public disclosure of which the other Party deems could cause it competitive harm.

13.8
Counterparts. The Parties may execute this Agreement in one or more counterparts, each of which will be an original, and which together will constitute one instrument. All documents pertaining to this Agreement may be executed by the exchange of faxed executed copies, certified electronic signatures or copies delivered by electronic mail in Adobe Portable Document Format or similar format. Any signature transmitted by those means shall be deemed an “original signature”.

13.9
Relationship of Parties. Each Party enters into and performs this Agreement as an independent contractor of the other Party. This Agreement will not be construed as constituting a relationship of employment agency, partnership, joint venture or any other form of legal association, except as expressly set forth in this Agreement. Each Party will have no power, and will not represent that it has any power, to bind the other Party or to assume or to create any obligation or responsibility on behalf of the other Party or in the other Party’s name.

13.10
Antikickback Compliance. IT IS THE INTENT OF THE PARTIES TO ESTABLISH A BUSINESS RELATIONSHIP WHICH COMPLIES WITH THE FEDERAL HEALTHCARE PROGRAM ANTI-KICKBACK STATUTE AS SET FORTH AT 42 U.S.C. §1320a-7b(b). IN ACCORDANCE WITH 42 C.F.R.§ 1001.952(h), VENDOR (AS SELLER) WILL (A) FULLY AND ACCURATELY REPORT ANY DISCOUNT ON INVOICES, STATEMENTS, OR REPORTS SUBMITTED TO OMNICARE OR OMNICARE FACILITIES, OR (B) WHERE THE VALUE OF A DISCOUNT IS NOT KNOWN AT THE TIME OF A SALE, FULLY AND ACCURATELY REPORT THE EXISTENCE OF A DISCOUNT PROGRAM ON THE INVOICE, STATEMENT, OR REPORTS SUBMITTED TO OMNICARE OR OMNICARE FACILITIES AND, WHEN THE VALUE OF THE DISCOUNT BECOMES KNOWN, PROVIDE OMNICARE AND OMNICARE FACILITIES WITH DOCUMENTATION OF THE CALCULATION IDENTIFYING THE SPECIFIC GOODS OR SERVICES PURCHASED TO WHICH THE DISCOUNT WILL BE APPLIED TO OMNICARE AS BUYER. WHERE A DISCOUNT OR OTHER REDUCTION IN PRICE IS APPLICABLE, THE PARTIES ALSO INTEND TO COMPLY WITH THE

REQUIREMENTS OF 42 U.S.C. §1320a-7b(b)(3)(A) AND THE “SAFE HARBOR” REGULATIONS REGARDING DISCOUNTS OR OTHER REDUCTIONS IN PRICE SET FORTH AT 42 C.F.R. §1001.952(h). IN THIS REGARD, THE PARTIES ACKNOWLEDGE THAT VENDOR WILL SATISFY ANY AND ALL REQUIREMENTS IMPOSED ON SELLERS BY THE SAFE HARBOR AND OMNICARE AND/OR OMNICARE FACILITIES WILL SATISFY ANY AND ALL REQUIREMENTS IMPOSED ON BUYERS. THUS, TO THE EXTENT APPLICABLE, OMNICARE AND/OR OMNICARE FACILITIES WILL ACCURATELY REPORT ON ANY APPLICABLE COST REPORT, UNDER ANY STATE OR FEDERAL PROGRAM WHICH PROVIDES COST BASED REIMBURSEMENT TO OMNICARE FOR THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT, THE NET COST ACTUALLY PAID BY AN OMNICARE FACILITY, AND FOR ANY FEDERAL HEALTH CARE PROGRAM WHICH PROVIDES CHARGE-BASED REIMBURSEMENT TO OMNICARE FACILITIES OMNICARE AGREES TO MAKE AVAILABLE, UPON REQUEST BY THE SECRETARY OF THE U.S. DEPARTMENT OF HEALTH AND HUMAN SERVICES OR A STATE AGENCY, INFORMATION PROVIDED TO OMNICARE BY VENDOR CONCERNING DISCOUNTS PROVIDED PURSUANT TO THIS AGREEMENT. VENDOR HAS INFORMED OMNICARE OF OMNICARE’S FEDERAL STATUTORY AND REGULATORY REPORTING OBLIGATIONS. IN THE EVENT EITHER PARTY DETERMINES THAT ANY DISCOUNT OR OTHER PRICE REDUCTION PROVIDED HEREUNDER MAY NOT COMPLY WITH THE ABOVE-CITED STATUTE OR SAFE HARBOR REGULATION, THE PARTIES AGREE TO WORK TOGETHER TO ESTABLISH A DISCOUNT STRUCTURE THAT MEETS THE REQUIREMENTS OF SUCH STATUTES. TO THE EXTENT ANY APPLICABLE LAW, REGULATION, OR GOVERNMENTAL OR JUDICIAL ORDER REQUIRES DISCLOSURE TO ANY GOVERNMENTAL AGENCY OF ANY INFORMATION REGARDING VENDOR’S SALE OF PRODUCTS TO OMNICARE UNDER THIS AGREEMENT VENDOR WILL USE COMMERCIALLY REASONABLE EFFORTS TO PROVIDE OMNICARE PRIOR NOTICE BEFORE MAKING SUCH DISCLOSURE.

13.11
COMPLIANCE WITH “ANTI-KICKBACK STATUTE”. The Parties hereby certify that they will not violate the Medicare/Medicaid Anti-Kickback Statute, 42 U.S.C 1320a-7b(b), with respect to the performance of this Agreement.

13.12
Nothing in this Agreement shall be construed as requiring Vendor to perform any obligations hereunder or engage in any action or omission that Vendor reasonably determines as violating or puts Vendor in jeopardy of violating any applicable law. Without limiting the generality of the foregoing, Vendor shall comply with all applicable laws, rules, regulations, ordinances and governmental requirements, guidelines and pronouncements relating to controlled pharmaceutical drugs (“Controlled Substances”), including but not limited to the Federal Controlled Substances Act and regulations promulgated thereunder by the Drug Enforcement Administration. In the event that (i) performance of the terms of this Agreement would cause Vendor, in its reasonable determination, to be noncompliant with or in jeopardy of being noncompliant with any federal, state or local law, rule, regulation or ordinance or any governmental requirement, guideline or pronouncement involving Controlled Substances or any other regulated products or activities, including but not limited to the Drug Enforcement Administration’s regulatory requirements for verifying its customers and reporting suspicious or excessive orders, or (ii) Vendor receives a complaint, notice, warning letter or other communication from a governmental agency alleging noncompliance with any Controlled Substances laws, rules or regulations in relation to Vendor’s distribution of the Pharmaceutical Products under this Agreement or to Omnicare’s actions or omissions with respect to Controlled Substances or any other regulated products or activities, Vendor shall have the right, within its sole and absolute discretion, to limit or deny any order for Controlled Substances as warranted by Vendor’s established diversion monitoring program; provided that should Vendor impose any limitations on Controlled Substances ordered by Omnicare hereunder, Omnicare shall be permitted to acquire any shortfall amounts not delivered by Vendor from an alternate source as a Permitted Purchase.

13.13
Construction of Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any of the provisions of this Agreement. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Each representation, warranty, and covenant contained herein shall have independent significance. If a Party breaches in any respect any representation, warranty, covenant, or other obligation contained herein or created hereby, the fact that there exists another representation, warranty covenant, or obligation relating to the same subject matter (regardless of the relative levels of specificity) which has not been breached shall not detract from or mitigate the consequences of such breach. Unless otherwise stated in the Agreement, the rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which any Party would otherwise have. The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

13.14	Governing Law. This Agreement and all rights and liabilities of the Parties shall be subject to and governed by the substantive law (and not the choice of law rules) of the State of Delaware.

13.15
Entire Agreement. This Agreement (including the exhibits attached hereto and the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate to the subject matter hereof (including without limitation, that certain Prime Vendor Agreement for Pharmaceuticals between Vendor and Omnicare made July 27, 2010, as amended and that certain Prime Vendor Agreement for Pharmaceuticals between Vendor and Omnicare made December 22, 2003 and effective January 1, 2004, as amended, certain Letters of Understanding between Vendor and Omnicare dated January 28, 2007 and December 1, 2008) with the exception of any separate pricing arrangements for certain Products as contemplated under Section 4.1.1 entered into after the Effective Date, or any promissory note, security agreement or other credit or financial related document(s) executed by Omnicare or between Omnicare and Vendor.

13.16	Punitive Damages. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY PUNITIVE OR EXEMPLARY DAMAGES, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.17	Geographic Scope of Agreement. This Agreement covers the distribution of Products within the United States, Puerto Rico and the United States territories.

13.18
Assignment of Claims. Upon request by Omnicare during the Term of this Agreement, Vendor agrees to assign to Omnicare [***] of its rights with respect to antitrust claims against one or more of the pharmaceutical vendors whose products are purchased by Vendor and sold to Omnicare, providing however that such assignments shall only be required as to claims that involve allegations that such vendor(s) delayed or frustrated the introduction or sale of one or more generic drugs, and only so long as the claims arise out of, or are based on, Products purchased by Vendor and sold to Omnicare under this Agreement. Notwithstanding anything in the foregoing, Vendor shall have no obligation or liability under this paragraph with respect to any antitrust claims for which Vendor has, prior to the Effective Date or during the Term of this Agreement, either (i) received a financial settlement payment from the claims administrator for Vendor’s direct purchases of the involved brand name product from the manufacturer or (ii) filed a formal claim with the claims administrator for Vendor’s direct purchases of the involved brand name product from the manufacturer. Any such assignment of claims shall be evidenced by an agreement between Vendor and Omnicare in substantially the form attached as Exhibit D (“Agreement for Assignment of Claims”), which the Parties shall execute as necessary to effectuate any such assignment. Omnicare shall be responsible to Vendor for any reasonable and documented expenses, including without limitation the cost of responding to discovery, copying documents, data retrieval, and reasonable attorneys fees, actually incurred by Vendor in complying with the terms of this Section or in connection with the prosecution by Omnicare of any claims assigned pursuant to this paragraph.

13.18.1
Notwithstanding anything herein to the contrary, Vendor shall not be obligated to assign to Omnicare any of its rights with respect to any [***]. Provided however, Vendor agrees to pay Omnicare one hundred percent (100%) of the applicable pro rata share of any recovery in a [***] obtained by Vendor as determined by the quantity of [***] that Omnicare purchased from Vendor pursuant to this Agreement during the applicable time period after the Effective Date, compared to all [***] that Vendor purchased from [***] during the applicable time period after the Effective Date. Notwithstanding anything contained in this paragraph, Vendor shall at no time have any obligation to [***].

13.19
Binding Mediation. Each Party agrees to participate in an expedited, mandatory mediation conducted in accordance with the mediation rules of JAMS, Inc. (“JAMS”) for any issue or dispute arising out of or otherwise relating to Section 2.2.3 or Section 2.6.3 that remains unresolved following the good faith negotiation periods set forth herein. A Party shall initiate such mediation by submitting a request for mediation (“Mediation Request”) to the JAMS and the other Party by hand delivery and/or facsimile. Within ten (10) days thereafter, the Parties shall agree upon a single mediator to conduct the mediation or, if they are unable to agree request the JAMS to make the appointment. The mediation shall be conducted in a location within the continental United States selected by the Party not requesting mediation and, absent a written waiver executed by both Parties, shall be completed within thirty-five (35) days after either Party first submits a Mediation Request. All mediation fees payable to the JAMS shall be shared equally between the Parties. At the conclusion of the mediation, to the extent the Parties cannot mutually resolve the issues submitted to mediation, the mediator shall issue a final and binding decision in a manner either determined by the Parties or, in the event the Parties cannot agree, by the mediator.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year written below.

OMNICARE, INC.	MCKESSON CORPORATION
By: /s/ Nitin Sahney	By: /s/ John Hammergren
Signature Nitin Sahney	Signature John Hammergren
Printed Name President and Chief Executive Officer	Printed Name Chairman and Chief Executive Officer
Title November 20, 2014	Title November 20, 2014
Date	Date

EXHIBIT A

OMNICARE FACILITIES LIST

EXHIBIT B

Purchase of [***].
Purchases of the following [***]:
[***]

Purchases of [***]

EXHIBIT C

RETURNED GOODS POLICY

1.
Returned Goods. Subject to any applicable federal and/or state law, rule or regulation, Vendor will process returned goods for items purchased by Omnicare from Vendor, in accordance with this Returned Goods Policy (which is subject to change by Vendor under the circumstances described in Section 10, effective upon thirty (30) days' prior notice to Omnicare), as follows:

2.	Definitions

a.	Saleable Products shall include the following:

•	Products are determined saleable by Vendor based upon the ability to resell the item without special handling, refurbishing or other expense; or

•	Saleable Products must have dating of the then current month plus six (6) months remaining until expiration. Exceptions to this dating policy are:

i)	Refrigerated and other temperature-controlled Products; or

i)	Products deemed permanently short-dated by Vendor and manufacturers.

In the above-specified instances as set forth in Subsections 2.a.(i) and (ii), the Omnicare Facility shall be permitted to return the Products with the then current month plus three (3) months remaining until expiration.

b.	Unsaleable Products shall include the following:

•	Products with less than the then current month plus six (6) months remaining until expiration (except as otherwise provided in Section 2.a);

•	Products with torn or damaged packaging;

•	Products with labels attached (prescription or price sticker);

•	Products that are soiled, stained or worn;

•	Products that fail to have a safety or security seal intact; or

•
Products returned to Vendor that do not reference a valid invoice number for such Product and do not include such Omnicare Facility’s signature on the returns authorization form to assure that the Product has been stored and protected under proper conditions specified by the manufacturer.

c.	Vendor reserves the right to determine whether a Product is saleable or unsaleable upon inspection of the returned item.

3.	Products Authorized For Return to Vendor

a.
Omnicare must provide signed verification certifying that each specific unit of Product being returned was purchased on the invoice referenced and that proper conditions for storage, handling and shipping have been maintained for all Products returned to Vendor.

b.
Saleable Product and Unsaleable Product purchased from Vendor, unless otherwise blocked for return as required by manufacturer return policies, regulatory requirements, or where Vendor is unable to obtain financial reimbursement from the manufacturer.

c.	Unsaleable Products purchased from Vendor which can be returned by Vendor to the manufacturer according to their policy;

d.	Vendor’s private label products (e.g., Valu-Rite®, Health Mart®, and SunmarkTM )

e.
Products recalled by a manufacturer or in the case of a manufacturer withdrawing the Product from market in original manufacturer containers. Authorized returns of partials require the Omnicare Facility to include pill counts, NDC and lot number for any Products not returned in its original manufacturer container.

4.	Products not eligible for return shall include the following:

•	Products that were not purchased from Vendor;

•	Products that are not physically carried by Vendor;

•	Expired Products that go beyond a manufacturer’s acceptable return period;

•	Saleable Products that have been improperly stored (unless returnable as an Unsaleable Product);

•	Unsaleable returns of Customer’s or its group purchasing organization’s private label Products;

•	Products not in their original container;

•	Products requiring refrigeration except for Products shipped by Vendor in error or received damaged, or signed and verified by Omnicare that the Product integrity is intact;

•	Repackaged Products (includes RxPak, overbag or “Robot-ready” products) that have less than nine (9) months dating or are defined as Unsaleable Product;

•	Products discontinued by manufacturer and no longer stocked by Vendor;

•	Controlled Substances containing hazardous materials;

•	Partial bottles, liquids and other containers (except in the instance of recall of a Product) other than Controlled Substances;

•	Schedule II Controlled Substances (as evaluated on individual return requests); or

•	Products damaged or defaced at the Omnicare Facility location or on the shelf (unless returnable as Unsaleable Product).

5.
Product Shortages and Mispicks. Vendor will provide credit for Product shortages and mispicks, provided that (x) Omnicare or the Omnicare Facility provides Vendor the applicable invoice number and (y) any claim is submitted within [***] of the original invoice date. Claims filed after [***] will not be considered.

6.	[***]. Vendor will provide [***] as calculated from the date of [***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.	Omnicare Facility Eligibility: Any existing or future owned or managed Omnicare Facility shall be eligible for returns and percentage of credit provided under this Agreement.

8.	Pricing Determination on Returned and Recalled Goods.

a.	Vendor will use the invoice price when an Omnicare Facility provides a valid invoice number.

b.	If no invoice number is provided, the following pricing rules will apply:

•	For Products which are Contract Products on the date the return authorization is created, an Omnicare Facility will be credited the Contract Price.

•	For non-Contract Branded Rx/OTC Products, an Omnicare Facility will be credited a weighted average price based on such Omnicare Facility’s past twelve (12) month purchase history.

•	For non-Contract Generic Products, an Omnicare Facility will be credited the lowest price paid by such Omnicare Facility over the past twelve (12) months.

•
For non-Contract Products purchased more than 12 months prior to the date the return authorization is created, an Omnicare Facility will be credited the manufacturer's published acquisition cost (exclusive of cash discounts) on the date of the of the return authorization.

c.	Any handling charges will apply where appropriate to the determined price.

d.	Final credit issued is based upon the condition and timing of the returned goods to Vendor.

9.
One-time Annual Clean-up. Each Omnicare pharmacy shall have one (1) clean-up period each Contract Year in which it may return Prescription Products that are Saleable Merchandise purchased from Vendor without a handling charge [***]. The clean-up period each Contract Year must be mutually agreed upon by the Parties and scheduled with the primary distribution center for each Omnicare pharmacy. To be eligible for inclusion in the Pharmacy Clean-Up, Saleable Merchandise must be stocked at the pharmacy’s primary distribution center at the time of the Pharmacy Clean-Up and shall have dating of the current month plus nine (9) months remaining until expiration. The time period for any such inventory clean-up shall not exceed [***]. Any clean-up period extending beyond [***] shall be subject to applicable handling fees in accordance with Vendor’s Returned Goods Policy. For the purpose of this Section 9, Salable Merchandise shall exclude purchases from parties other than Vendor, Refrigerated and other temperature-controlled Products, repackaged Products, Schedule II Narcotics, and controlled substances (including those containing hazardous materials).

10.
Notification of Changes. Vendor reserves the right to change the above stated Returned Goods Policy at any time with thirty (30) days' notification to Omnicare, provided such changes are necessary in Vendor’ reasonable opinion to comply with changes in applicable law or other governmental requirements or reflect changes in manufacturer return policies.

EXHIBIT D

AGREEMENT FOR ASSIGNMENT OF CLAIMS

RECITALS:

THIS AGREEMENT is entered into this _______ day of __________, 2014 by and between ____________ (“Vendor”) and Omnicare, Inc. (“Omnicare”).

A.
Omnicare purchases substantial quantities of pharmaceutical products from Vendor for resale to residents of institutional care facilities, including ___________, a brand-name drug manufactured and marketed by [Name of Manufacturer] (“Manufacturer”) (“Defendants”), and other goods from Vendor;

B.
Omnicare intends to commence a civil antitrust action against Manufacturer to seek to recover allegedly illegal overcharges imposed on purchasers of [Product Name] a brand-name drug manufactured and marketed by Manufacturer.

C.	Vendor has not brought suit and does not anticipate bringing suit to recover possible overcharges on [Product Name].

D.	Omnicare has requested that Vendor enter into this agreement, and Vendor has agreed to comply with Omnicare’s request.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this agreement, and for other consideration the parties agree as follows:

1.
Vendor hereby conveys, assigns and transfers to Omnicare [***] of all rights, title and interest in and to all causes of action it may have against Manufacturer under the laws of the United States or of any State arising out of or relating to Vendor’s purchase of [Product Name ] which was subsequently resold to Omnicare during the period from _____________________ to present, and which claims relate to those acts alleged against Manufacturer in the litigation referenced in B, above.

2.
Omnicare agrees to indemnify Vendor and hold it harmless from any claims or causes of action asserted against Vendor arising out of or relating to this agreement or any assignment provided for in this agreement, including any reasonable costs and attorneys fees incurred in defense of such claims or causes of action, and shall also include all costs and attorneys fees reasonably incurred by Vendor in connection with any action in which such assigned claims are asserted by Omnicare. Vendor shall notify Omnicare promptly in writing upon the assertion of any such claim or upon learning that it will be required to incur any such costs or attorneys’ fees. Omnicare further agrees that such costs and attorneys fee shall be reimbursed promptly (within 45 days) following presentment of any invoice by Vendor.

3.
Omnicare agrees that it will use commercially reasonable efforts to coordinate with all other parties, all discovery in any action brought on the claims assigned in this agreement so as to minimize any costs disruption to Vendor’s business and operations.

4.
Omnicare agrees that it will not assign or otherwise transfer any claims or causes of action assigned to it through this agreement without the prior written consent of Vendor, which consent shall be entirely within the discretion of Vendor.

SCHEDULE 2.2

TRANSITION PLAN

The Parties shall cooperate in transitioning Omnicare’s generics purchasing onto Vendor’s OneStop formulary. The Parties shall meet within [***] after the date of last party to execute the Agreement (the “Execution Date”) to develop the Transition Plan and shall mutually agree on such plan within [***] after the Execution Date. Omnicare shall cooperate with Vendor in conducting an audit to confirm Omnicare’s net generic spend for calendar year 2014 (the “Pre-Effective Date Audit”), which audit shall be completed not later than [***].

1.	[***]

2.
Supplier Communication: For purposes of securing appropriate confidentiality releases to provide Vendor with certain requested Item Level Pricing and Volume Data, Omnicare shall: [***]. Omnicare’s compliance with the preceding sentence shall constitute compliance with its best efforts required by paragraph 1 of this Schedule (regardless of whether completion of the foregoing enumerated tasks is completed on or after [***]). Vendor and Omnicare agree to promptly and in good faith to jointly draft supplier communication to facilitate supplier cooperation through the transitory phase of bringing Omnicare onto the OneStop formulary, with such communication including requesting manufacturer’s release from confidentiality provisions in existing contracts at least [***] prior to the Products being available for purchase through the OneStop Program.

3.
Meetings: From execution until, at least, [***] (and later if mutually agreed), the Quarterly Business Review described in Section 9.2 will be conducted on a monthly basis. The Parties will meet once per month to discuss the aspects of the transition plan including the activities performed by each Party during the previous month in furtherance of this Agreement, [***], and other items as mutually agreed by the Parties.

4.
Rebate Transition: Vendor shall include in the applicable 2015 RFP supplier terms and conditions, as a mandatory condition for participating in the RFP process, [***]. Vendor will use all commercially reasonable efforts to [***], including [***]. Vendor will provide Omnicare with [***]. Omnicare shall provide Vendor with [***]. In the event that [***], Vendor will [***]. Vendor [***]. In exchange for Vendor [***], Omnicare agrees to [***].

SCHEDULE 2.3

[***]

Appendix 2.3
[***]

SCHEDULE 2.5

Critical Products

[***]

SCHEDULE 4.1

Pricing

1.	OneStop Products Pricing

a.	For OneStop Products ordered by Omnicare hereunder, Vendor shall charge Omnicare [***].

b.	[***]

i.	[***]

ii.	[***]

iii.	[***]

c.	[***]

d.	[***]

e.	Vendor will [***].

f.	Appendix 4.1 contains sample calculations, for purposes of illustration, showing the pricing for OneStop Products, [***].

2.	Non-OneStop Generic Products

a.	For Generic Products ordered by Omnicare hereunder that are not OneStop Products:

i.	If such Generic Product is a Contract Product, Vendor shall charge Omnicare [***].

ii.	If such Generic Product is purchased under a Proprietary Generics Program other than the OneStop Program, Vendor shall charge Omnicare [***].

iii.	If such Generic Product is neither a Contract Product nor purchased under a Proprietary Generics Program, Vendor shall charge Omnicare [***].

3.
Brand Pricing. For Branded Rx Products, Vendor shall charge Omnicare [***]. Omnicare and Vendor shall mutually agree in writing, via addendum or exhibit to this Agreement, upon on the appropriate brand pricing mechanics for purchases of Branded Rx Products hereunder by any Omnicare Facility that dispenses product from a class of trade setting other than retail or long term care class of trade setting.

4.
Drop-shipped products. For any Contract Products that are drop shipped directly to an Omnicare Facility, Vendor shall charge Omnicare [***]. For non-Contract Products that are drop shipped directly to an Omnicare Facility, Vendor shall charge Omnicare [***].

5.	Exclusions

a.	Notwithstanding anything to the contrary in this Agreement, and for the avoidance of any doubt, nothing herein [***].

i.	“ [***]” means any [***], including, by the way of example, [***].

ii.	“ [***]” means any [***], including [***].

b.	Except as otherwise set forth in this Agreement, Omnicare [***]. Additionally, nothing herein will [***].

Appendix 4.1
[***]

SCHEDULE 4.4

AUDIT

1.1
Scope. Any and all claims made under any audit pursuant to Section 4.4 of this Agreement must be submitted to the audited Party no later than six (6) months after the end of the Contract Year in which the applicable invoice or other transaction occurred, provided, however, no claims may be submitted more than six (6) months following termination or expiration of this Agreement. Each Party acknowledges that it shall not have the right to audit any period under this Agreement more than one (1) time. Any audit of Vendor will be limited to inspection of materials and records pertaining to [***].

1.2
Procedure. Audits will be conducted by one (1) mutually agreed upon independent national third party auditor (“Auditor”) retained by the requesting Party, at its sole expense. The audited Party agrees to cooperate fully with the Auditor’s reasonable requests for information within sixty (60) days of such requests. The Auditor will enter into a confidentiality agreement with the audited Party, which will include a requirement that such Auditor will not disclose to the requesting Party, or any other Party, any specific financial information, results at the item and/or manufacturer level or any other Confidential Information of the audited Party. Furthermore, any review of materials and records pertaining to the NDC selection, as described in section 1.3 below, shall be conducted at the audited Party’s principal place of business during normal business hours and no materials and records shall be duplicated or removed from the premises (“Onsite Review”). The duration of the Onsite Review shall not exceed one (1) week.

1.3
Sample Selection for Generics Programs. The Auditor will determine, using reasonable discretion, the appropriate sample set of OneStop Products [***], as identified by their NDC. Each NDC sample will be limited to a purchase by the requesting Party at a specified point in time during the Contract Year to be audited (“NDC Selection”). The NDC Selection must be provided to the audited Party sixty (60) days prior to the Onsite Review. For the NDC Selection, audited Party will provide item level schedules (redacted of confidential information from vendor supply agreements), vendor invoice information and any other mutually agreed upon source documents.

1.4
Claims. The Parties agree to not deduct for any denied or pending audit claim without the other Party’s prior approval. The audited Party will promptly reimburse the requesting Party for undisputed amounts in error upon final resolution of all claims made under any such audit. In order for Vendor to issue credits to Omnicare, Omnicare will confirm that all claimed discrepancies have not already been credited by Vendor. Further, Vendor will evaluate claims related to Contract Products in accordance with the respective manufacturer guidelines to ensure the subsequent chargeback is paid. A credit will not be issued for claims related to Contract Products if the manufacturer does not approve the claim. Any claim by the requesting Party, or its respective auditors, arising from an audit must be supported by specific audit findings related to specific transactions. Extrapolation of results from one period to another shall not be accepted. Each Party shall use its best efforts to validate claims or inquiries before submission to the other Party. Except in the instances of audits under Section 1.5, in the event that more than ninety percent (90%) of the total amount claimed or inquired upon during an audit is denied, the other Party shall be entitled to seventy-five thousand dollars ($75,000) for the work performed investigating such audit claims.

1.5
[***]. For clarity and not in limitation of Vendor’s audit rights hereunder, Vendor may, in accordance with Sections 1.1 and 1.2, conduct audits of Omnicare’s books and records to determine whether Omnicare has (i) complied with its obligations under Sections 2.2 and/or (ii) that the information delivered to Vendor by Omnicare is accurate, including, without limitation, Omnicare’s compliance with the Brand Volume Net Purchase Percentage Requirement, the Generic Volume Net Purchase Percentage Requirement and the Transition Plan and verification of the values delivered by Omnicare under Schedule 2.3.  In the event any such audit shows that Omnicare has failed to comply with its obligations or of failed to provide accurate information, Vendor may [***], Omnicare shall [***].